Exhibit 4.1

JOHNSON & JOHNSON

COMPANY ORDER

Pursuant to the authorization of the Board of Directors of Johnson & Johnson, a New Jersey corporation (the “Company”), in resolutions adopted on February 11, 2014, the undersigned, being duly authorized, hereby approve the issuance of one or more Notes of the Company, with the terms and provisions as described below, pursuant to and further subject to an Indenture dated as of September 15, 1987, by and between the Company and The Bank of New York Mellon Trust Company, N.A. (as successor to BNY Midwest Trust Company, which succeeded Harris Trust and Savings Bank), as supplemented by the First Supplemental Indenture dated as of September 1, 1990.

TITLE:	1.125% Notes due 2017 (the “1.125% Notes”)

1.875% Notes due 2019 (the “1.875% Notes”)

2.450% Notes due 2021 (the “2.450% Notes”)

Additional issuance of the 3.375% Notes due 2023 (the “3.375% Notes”)

Additional issuance of the 4.375% Notes due 2033 (the “4.375% Notes” and collectively with the 1.125% Notes, 1.875% Notes, 2.450% Notes and the 3.375% Notes, the “Notes”)

PRINCIPAL AMOUNT:	$700 million of the 1.125% Notes

$500 million of the 1.875% Notes

$350 million of the 2.450% Notes

$250 million of the 3.375% Notes

$200 million of the 4.375% Notes

INTEREST RATE:	1.125% per annum on the 1.125% Notes, payable semiannually on May 21 and November 21 of each year, commencing May 21, 2015, to the holders of record at the close of business on May 6 and November 6 next preceding such interest payment dates;

1.875% per annum on the 1.875% Notes, 2.450% per annum on the 2.450% Notes,

in each case payable semiannually on June 5 and December 5 of each year, commencing June 5, 2015, to the holders of record at the close of business on May 21 and November 20 next preceding such interest payment dates; and

3.375% per annum on the 3.375% Notes, 4.375% per annum on the 4.375% Notes,

in each case payable semiannually on June 5 and December 5 of each year, commencing December 5, 2014, to the holders of record at the close of business on May 21 and November 20 next preceding such interest payment dates.

MATURITY DATE:	November 21, 2017 for the 1.125% Notes

December 5, 2019 for the 1.875% Notes

December 5, 2021 for the 2.450% Notes

December 5, 2023 for the 3.375% Notes

December 5, 2033 for the 4.375% Notes

PUBLIC OFFERING PRICE:	1.125% Notes: 99.921% of the principal amount plus accrued interest, if any, from November 21, 2014 to the date of closing

1.875% Notes: 99.737% of the principal amount plus accrued interest, if any, from November 21, 2014 to the date of closing

2.450% Notes: 99.826% of the principal amount plus accrued interest, if any, from November 21, 2014 to the date of closing

3.375% Notes: 105.153% of the principal amount plus accrued interest, if any, from June 5, 2014 to the date of closing

4.375% Notes: 109.124% of the principal amount plus accrued interest, if any, from June 5, 2014 to the date of closing

PLAN OF DISTRIBUTION:	A public offering underwritten by Goldman, Sachs & Co.; J.P. Morgan Securities LLC; Merrill Lynch, Pierce, Fenner & Smith, Incorporated; Citigroup Global Markets Inc.; Deutsche Bank Securities Inc.; RBS Securities Inc.; BNP Paribas Securities Corp.; HSBC Securities (USA) Inc.; Mitsubishi UFJ Securities (USA), Inc.; The Williams Capital Group, L.P.; RBC Capital Markets, LLC; and Santander Investment Securities, Inc.

UNDERWRITING DISCOUNT:	0.250% of the principal amount for the 1.125% Notes

0.350% of the principal amount for the 1.875% Notes

0.400% of the principal amount for the 2.450% Notes

0.450% of the principal amount for the 3.375% Notes

0.875% of the principal amount for the 4.375% Notes

OPTIONAL REDEMPTION:	Make-whole call and, solely with respect to the 4.375% Notes, par call within six months of the maturity date, as set forth in the forms of the Notes

MANDATORY REDEMPTION:	None

LISTING:	None

PLACE AND MANNER OF PAYMENT:	The principal of and interest on the Notes will be payable as set forth in the forms of the Notes.

DENOMINATIONS:	Minimum denomination of $2,000 and additional increments of $1,000

EVENTS OF DEFAULT:	As set forth in the forms of the Notes

CURRENCY:	Payable in U.S. dollars

FORM OF SECURITY:	The Notes will be issued in the form of Global Securities, which will be deposited with, or on behalf of, the Depositary.

DEPOSITARY:	The Depository Trust Company, New York.

/s/ Dominic J. Caruso
Name:	Dominic J. Caruso
Title:	Vice President, Finance and Chief Financial Officer

/s/ John A. Papa
Name:	John A. Papa
Title:	Treasurer

Effective Date: November 18, 2014

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